UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 8, 2008

Full Motion Beverage Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-29462	13-4127624
(Commission File Number)	(IRS Employer Identification Number)

c/o Josh Eikov President
548 Main Street, Suite 1, Stroudsburg, PA 18360
(Address of principal executive offices)

(570) 424-1995 (Registrant’s telephone number, including area code)

ITEM 8:    OTHER EVENTS
Effective  December 8, 2008 the Company by majority consent of the shareholders elected to change the name of the corporation from Web2 Corp. to Full Motion Beverage Inc. and file with NASDAQ and other agencies to effect a reverse split of the common stock on the basis of 300 shares for every one share owned. As of Monday, December 8, 2008 the symbol will change from WBTO to FMBV. The Company currently has 90,772,414 shares issued and outstanding and post-reverse will have 302,000 shares issued and outstanding. The Company will not issue fractional shares as a result of the reverse stock split. If the number of shares held by a stockholder was less than the next higher whole number, the number of shares will be rounded up to the nearest whole number.  Shareholders may at their election turn their certificates into the transfer agent for a new one with the adjusted shares. Our transfer agent information is :

Securities Transfer Corporation
2591 Dallas Parkway
Suite 102
Frisco Texas 75034
Phone: 469-633-0101

A copy of the corporate resolution to carry out this reverse split is attached hereto as Exhibit "1."

The effective date of the reverse stock split shall be the 8th day of December, 2008. Requests are pending to have a post reverse split symbol approved by the NASD and to obtain a new CUSIP number from the CUSIP Service Bureau for the post reverse shares.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT.

Exhibit No.	Page No.	Description
1	3
Unanimous Written Consent to Action Without a Meeting of the Board of Directors of Web2 Corp. dated November 17, 2008 to carry out a 1 for 300 reverse stock split of the common stock of the Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of December, 2008.

Web2 Corp. /s/ Josh Eikov Josh Eikov, President